                                                              EXHIBIT 10.10

                     PURCHASE, SALE AND EXCHANGE AGREEMENT

                                 BY AND BETWEEN

                        HMH PROPERTIES, INC., as Seller,

                                      and

                         HOSPITALITY PROPERTIES TRUST,
                                  as Purchaser

                          ___________________________

                               February 26, 1996

                               TABLE OF CONTENTS
                               -----------------

SECTION 1.  DEFINITIONS.................................................. 1

    1.1   Agreement...................................................... 1
    1.2   Agreement to Lease............................................. 2
    1.3   Allocable Purchase Price....................................... 2
    1.4   Assets......................................................... 2
    1.5   Business Day................................................... 2
    1.6   Closing........................................................ 2
    1.7   Closing Date................................................... 2
    1.8   Contracts...................................................... 2
    1.9   Defective Property............................................. 2
    1.10  Deposit........................................................ 2
    1.11  Documents...................................................... 2
    1.12  Exchange Closing............................................... 2
    1.13  Exchange Closing............................................... 3
    1.14  Exchange Closing Date.......................................... 3
    1.15  Exchange Contract.............................................. 3
    1.16  Exchange Parcels............................................... 3
    1.17  Exchange Properties............................................ 3
    1.18  Exchange Property Credit....................................... 3
    1.19  Exchange Value................................................. 3
    1.20  Excluded Assets................................................ 3
    1.21  Fee Properties................................................. 3
    1.22  FF&E........................................................... 3
    1.23  FF&E Reserve................................................... 3
    1.24  Final Exchange Closing Date.................................... 4
    1.25  Ground Lease Properties........................................ 4
    1.26  Ground Leases.................................................. 4
    1.27  Host........................................................... 4
    1.28  Improvements................................................... 4
    1.29  Intangible Property............................................ 4
    1.30  Interest Rate.................................................. 4
    1.31  Leases......................................................... 4
    1.32  LIBOR Rate..................................................... 4
    1.33  Management Agreement Amendments................................ 5
    1.34  Management Agreements.......................................... 5
    1.35  Manager........................................................ 5
    1.36  Other Agreement................................................ 5
    1.37  Permitted Encumbrances......................................... 5
    1.38  Property....................................................... 6
    1.39  Purchase Price................................................. 6
    1.40  Purchaser...................................................... 6
    1.41  Real Property.................................................. 6
    1.42  Retained Funds................................................. 6
    1.43  Review Period.................................................. 6

    1.44  Sale Properties................................................ 6
    1.45  Seller......................................................... 6
    1.46  Seller's Knowledge............................................. 6
    1.47  Surveys........................................................ 7
    1.48  Syracuse Ground Lease.......................................... 7
    1.49  Tenant Leases.................................................. 7
    1.50  Title Commitments.............................................. 7
    1.51  Title Company.................................................. 7

SECTION 2.  PURCHASE, SALE AND EXCHANGE; DILIGENCE....................... 7

    2.1  Purchase, Sale and Exchange..................................... 7
    2.2  Diligence Inspections........................................... 7
    2.3  Defective Properties............................................ 8
    2.4  Title Matters.................................................. 10
    2.5  Survey Matters................................................. 11

SECTION 3.  PURCHASE AND SALE........................................... 12

    3.1  Closing........................................................ 12
    3.2  Purchase Price................................................. 12

SECTION 4.  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE............... 13

    4.1  Closing Documents.............................................. 13
    4.2  Condition of Properties........................................ 14
    4.3  Title Policies................................................. 15
    4.4  Opinions of Counsel............................................ 15
    4.5  FF&E Reserve................................................... 15
    4.6  Appraisal...................................................... 16
    4.7  Hart Scott Rodino.............................................. 16
    4.8  Other Approvals................................................ 16
    4.9  Other Agreement................................................ 16

SECTION 5.  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.................. 16

    5.1  Other Agreement................................................ 16
    5.2  Purchase Price................................................. 16
    5.3  Closing Documents.............................................. 16
    5.4  Opinion of Counsel............................................. 17
    5.5  Hart Scott Rodino.............................................. 17
    5.6  Other Approvals................................................ 17

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SELLER..................... 17

    6.1  Status and Authority the Seller................................ 17
    6.2  Action of the Seller........................................... 17
    6.3  No Violations of Agreements.................................... 18
    6.4  Litigation..................................................... 18
    6.5  Existing Leases, Agreements, Etc............................... 18
    6.6  Disclosure..................................................... 18

    6.7  Utilities, Etc................................................. 18
    6.8  Compliance With Law............................................ 19
    6.9  Taxes.......................................................... 19
    6.10 Not A Foreign Person........................................... 19
    6.11 Hazardous Substances........................................... 19
    6.12 Insurance...................................................... 19
    6.13 Operating Statements........................................... 20
    6.14 Ground Leases.................................................. 20
    6.15 Management Agreements.......................................... 20
    6.16 FF&E Reserve................................................... 20

SECTION 7. REPRESENTATIONS AND WARRANTIES OF PURCHASER.................. 21

    7.1  Status and Authority of the Purchaser.......................... 21
    7.2  Action of the Purchaser........................................ 22
    7.3  No Violations of Agreements.................................... 22
    7.4  Litigation..................................................... 22

SECTION 8.  COVENANTS OF THE SELLER..................................... 22

    8.1  Compliance with Laws, Etc...................................... 22
    8.2  Approval of Agreements......................................... 23
    8.3  Compliance with Agreements..................................... 23
    8.4  Estoppel Certificates.......................................... 23
    8.5  Notice of Material Changes or Untrue
              Representations........................................... 23
    8.6  Operation of Properties........................................ 23

SECTION 9.  APPORTIONMENTS.............................................. 23

    9.1  Real Property Apportionments................................... 23
    9.2  Closing Costs.................................................. 24
    9.3  Hart Scott Rodino.............................................. 24

SECTION 10.  DEFAULT.................................................... 24

   10.1  Default by the Seller.......................................... 24
   10.2  Default by the Purchaser....................................... 25

SECTION 11.  MISCELLANEOUS.............................................. 25

   11.1  Agreement to Indemnify......................................... 25
   11.2  Brokerage Commissions.......................................... 26
   11.3  Publicity...................................................... 27
   11.4  Corporate Approvals............................................ 27
   11.5  Notices........................................................ 28
   11.6  Waivers, Etc................................................... 29
   11.7  Assignment; Successors and Assigns............................. 29
   11.8  Severability................................................... 29
   11.9  Counterparts, Etc.............................................. 30
   11.10 Governing Law.................................................. 30

   11.11 Performance on Business Days................................... 31
   11.12 Attorneys' Fees................................................ 31
   11.13 Section and Other Headings..................................... 31
   11.14 Nonliability of Trustees....................................... 31
   11.15 Nonliability of Officers....................................... 31

SECTION 12. EXCHANGE CONTRACT........................................... 31

   12.1  Exchanges...................................................... 31
   12.2  Exchange Property Credit....................................... 31
   12.3  Designation of Exchange Parcels................................ 32
   12.4  Exchange Contracts............................................. 32
   12.5  Conveyance of Exchange Parcels................................. 34
   12.6  Failure of Exchange Parcels to Close........................... 34
   12.7  Assignment Upon Exhaustion of Credit........................... 34
   12.8  Closing Period................................................. 34
   12.9  Reductions to Exchange Property Credit......................... 34
   12.10 Increases to Exchange Property Credit.......................... 35
   12.11 Final Exchange Closing Date.................................... 35
   12.12 Indemnification................................................ 35
   12.13 Escrow Provision............................................... 35

Schedule A                -   Allocable Purchase Prices of Properties and
                              Designations

Schedule B-1-18           -   Legal Descriptions
Schedule C                -   Form of Surveyor's Certificate
Schedule D                -   Management Agreements
Schedule E                -   Operating Statements
Schedule F                -   FF&E Reserve Amounts

                     PURCHASE, SALE AND EXCHANGE AGREEMENT
                     -------------------------------------


       THIS PURCHASE, SALE AND EXCHANGE AGREEMENT is made as of the 26th day of February, 1996, by and between HMH PROPERTIES, INC., a Delaware corporation, as seller (the "Seller") and HOSPITALITY PROPERTIES TRUST, a Maryland real estate
             ------
investment trust, as purchaser (the "Purchaser").
                                     ---------

                             W I T N E S S E T H :
                             --------------------

       WHEREAS, the Seller is the owner and holder of the Properties (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Section 1); and
                                   ---------

       WHEREAS, the Purchaser wishes to acquire the Exchange Properties from the Seller and the Seller is willing to convey the Exchange Properties to the Purchaser in exchange for one or more other parcels of real property to be designated by the Seller (collectively, the "Exchange Parcels"), subject to and
                                             ----------------
upon the terms and conditions hereinafter set forth; and

       WHEREAS, the Seller desires to effectuate tax deferred exchanges of the Exchange Properties with other like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended; and

       WHEREAS, the Purchaser desires to purchase the Sale Properties, as more fully set forth below; and

       WHEREAS, the Seller is willing to sell the Sale Properties to the Purchaser, subject to and upon the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

       SECTION 1.  DEFINITIONS.
       ---------   -----------

       Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

        1.1  "Agreement" shall mean this Purchase, Sale and Exchange Agreement,
              ---------
together with Schedules A through F attached hereto, as it and they may be
              ---------------------
amended from time to time as herein provided.

       1.2 "Agreement to Lease" shall mean that certain Agreement to Lease,
            ------------------
dated as of the date hereof, by and between HMH HPT Residence Inn, Inc. and the Purchaser.

       1.3  "Allocable Purchase Price" shall mean, with respect to any of the
             ------------------------
Properties, the amount set forth in Schedule A opposite the name of such
                                    ----------
Property.

       1.4  "Assets" shall mean, with respect to any Property, collectively,
             ------
all of the Real Property, the FF&E, the Contracts, the Documents, the Improvements, the Intangible Property and the Tenant Leases now owned or hereafter acquired by the Seller in connection with or relating to such Property other than any Excluded Assets with respect to such Property.

       1.5  "Business Day" shall mean any day other than a Saturday, Sunday or
             ------------
any other day on which banking institutions in The Commonwealth of Massachusetts or the State of Maryland are authorized by law or executive action to close.

       1.6  "Closing" shall have the meaning given such term in Section 3.1.
             -------                                            -----------

       1.7  "Closing Date" shall have the meaning given such term in Section
             ------------                                            -------
3.1.
---

       1.8  "Contracts" shall mean, with respect to any Property, all hotel
             ---------
licensing agreements and other service contracts, equipment leases, booking agreements and other arrangements or agreements to which the Seller is a party affecting the ownership, repair, maintenance, management (including, without limitation, the Management Agreements), leasing or operation of such Property, to the extent the Seller's interest therein is assignable or transferable.

       1.9  "Defective Property" shall have the meaning given such term in
             ------------------
Section 2.3(a).
--------------

       1.10  "Deposit" shall mean an aggregate amount pursuant to this
              -------
Agreement and the Other Agreement of Fifty Million Dollars ($50,000,000) paid by the Purchaser to the Seller and to the sellers under the Other Agreement within five (5) Business Days after the date of this Agreement.

       1.11  "Documents" shall mean, with respect to any Property, all books,
              ---------
records and files relating to the leasing, maintenance, management or operation of such Property belonging to the Seller.

       1.12  "Exchange Closing" shall have the meaning given such term in
              ----------------
Section 12.1.
------------

       1.13  "Exchange Closing" shall mean the consummation of the
             ------------------
transactions contemplated by and Exchange Contract.

       1.14  "Exchange Closing Date" shall mean the date on which any Exchange
              ---------------------
Closing shall occur.

       1.15  "Exchange Contract" shall have the meaning given such term in
              -----------------
Section 12.4.
------------

       1.16  "Exchange Parcels" shall have the meaning given such term in the
               ----------------
preambles to this Agreement.

       1.17  "Exchange Properties" shall mean the Properties designated as
              -------------------
"Exchange Properties" in Schedule A.
                         ----------

       1.18  "Exchange Property Credit" shall have the meaning given such term
              ------------------------
in Section 12.2.
   ------------

       1.19  "Exchange Value" shall mean, with respect to any Exchange
               --------------
Property, the Allocable Purchase Price of such Property.

       1.20  "Excluded Assets" shall mean, with respect to any Property, (i)
              ---------------
except as otherwise provided in the Leases or the Management Agreements, any right, title or interest in the name or signage containing the name "Marriott," "Residence Inn" and other marks used by the Seller, Host, the Manager or any of their subsidiaries or affiliates, (ii) all property owned by the Seller, Host, the Manager or any of their subsidiaries or affiliates, not normally located at such Property and used, but not exclusively, in connection with the operation of such Property and (iii) any other property which is the property of the Manager or an affiliate or subsidiary of the Manager, including, without limitation, the Proprietary Marks, Proprietary Signage and Software (as such terms are defined in the Management Agreements) and all computer equipment proprietary to the Manager or any affiliate or subsidiary of the Manager.

       1.21  "Fee Properties" shall mean all of the properties identified on
              --------------
Schedule A other than the Ground Lease Properties.
----------

       1.22  "FF&E" shall mean, with respect to any Property, all appliances,
              ----
machinery, devices, fixtures, appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever owned by the Seller and located in or at, or used in connection with the ownership, operation or maintenance of such Property.

       1.23  "FF&E Reserve" shall have the meaning given such term in the
              ------------
Management Agreements.

       1.24  "Final Exchange Closing Date" shall mean, with respect to any
              ---------------------------
Exchange Closing, the first Business Day following the Exchange Closing Date;

provided, however, that in no event shall the Final Exchange Closing Date occur
--------  -------
later than one hundred eighty (180) days after the Closing Date unless the parties agree otherwise; provided, further, however, that, in the event that the
                         --------  -------  -------
Seller does not designate any Exchange Parcel on or before the day which is forty-five (45) days after the Closing Date, the Final Exchange Closing Date shall be the fifth Business Day following the expiration of such forty-five (45) day period unless the parties otherwise agree.

       1.25  "Ground Lease Properties" shall mean the Property identified as a
              -----------------------
ground lease property on Schedule A.
                         ----------

       1.26  "Ground Leases" shall mean the Syracuse Ground Lease.
              -------------

       1.27  "Host" shall mean Host Marriott Corporation, a Delaware
              ----
corporation.

       1.28  "Improvements" shall mean, with respect to any Property, all
              ------------
buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property with respect to such Property.

       1.29  "Intangible Property" shall mean, with respect to any Property,
              -------------------
all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, rights to deposits, trade names, service marks, the Contracts, telephone exchange numbers identified with such Property held by the Seller, and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character with respect to such Property held by the Seller other than the Excluded Assets.

       1.30  "Interest Rate" shall mean a per annum rate of interest equal to
              -------------
the LIBOR Rate on the Closing Date plus one hundred fifty (150) basis points.

       1.31  "Leases" shall mean, collectively, the leases to be entered into
              ------
between the Purchaser, as landlord, and HMH HPT Residence Inn, Inc. an affiliate of the Seller, as tenant, with respect to the Properties pursuant to the Agreement to Lease.

       1.32  "LIBOR Rate" shall mean the per annum rate of interest reported in
              ----------
The Wall Street Journal as the London Interbank Offered Rate for United States
-----------------------
dollars for a six (6) month term in the amount of the Deposit or, if such rate shall cease to be published, the per annum rate of interest of the 14-day moving average closing trading price of 180-day Treasury Bills.

       1.33  "Management Agreement Amendments" shall mean, collectively, an
              -------------------------------
amendment to each of the Management Agreements to be entered into on or prior to the Closing Date (i) confirming the Manager's consent to the purchase and sale contemplated hereunder, (ii) extending the initial terms of the Management Agreements to December 31, 2020, (iii) providing renewal options to the Manager of two (2) consecutive fifteen (15) year terms, (iv) providing that, as long as the Properties are owned by the Purchaser and managed by the Manager (x) all renewals of the Management Agreements may only be exercised with respect to all of such Properties or none of such Properties; (y) all calculations of the FF&E Reserve, expenditures from the FF&E Reserve and Base and Incentive Management Fees (as defined in the Management Agreements) shall be done on a consolidated basis for all such Properties; and (z) in the event any of the Leases are terminated for any reason, the Purchaser shall have the right to designate another person as "Owner" under the Management Agreements subject to the terms and conditions of the Management Agreements, (v) requiring the Manager to obtain and provide to the Purchaser such financial information and other data as may be required by securities registration and reporting laws, regulations and rules of the Securities and Exchange Commission, including, but not limited to, providing an allocated breakdown of operating costs of the Properties, permitting the Purchaser to publish such information and/or to incorporate by reference in the Purchaser's public filing the public information filed by Marriott International, Inc., and generally requiring the Manager and Marriott International, Inc. to cooperate with the Purchaser in complying requirements of the Securities and Exchange Commission, and (vi) amending the financing restrictions in the Management Agreements to permit secured financing on all of the Properties in an amount up to sixty percent (60%) of the consolidated Priority Basis (as defined in the Management Agreement) of the Properties.

       1.34  "Management Agreements" shall mean the management agreements
              ---------------------
between the Seller and the Manager, with respect to the Properties, which Management Agreements are more particularly described in Schedule D.
                                                         ----------

       1.35  "Manager" shall mean Residence Inn by Marriott, Inc., a Delaware
              -------
corporation.

       1.36  "Other Agreement" shall mean the Purchase-Sale and Option
              ---------------
Agreement, dated as of February 3, 1995, by and among HMH Courtyard Properties, Inc. and HMH Properties, as sellers, and the Purchaser, as purchaser, as amended from time to time.

       1.37  "Permitted Encumbrances" shall mean, with respect to any Property,
              ----------------------
(a) liens for taxes, assessments and governmental charges with respect to such Property not yet due and payable or due and payable but not yet delinquent; (b) applicable zoning regulations and ordinances provided the same do not prohibit or impair in any material respect use of such Property as a Residence Inn hotel as currently operated and constructed; (c) such other nonmonetary encumbrances as do not, in the Purchaser's reasonable opinion, impair marketability and do not materially interfere with the use of such Property as a fully functioning Residence Inn hotel as currently operated and constructed; (d) the Ground Leases; (e) UCC Financing Statements which would be permitted pursuant to the terms of Section
21.9 of the Leases; and (f) such other nonmonetary encumbrances with respect to such Property which are not objected to by the Purchaser in accordance with

Sections 2.4 and 2.5.
--------------------

       1.38  "Property" shall mean all of the Assets relating to the properties
              --------
identified on Schedule A, the legal descriptions of which are set forth in
              ----------
Schedules B1-18.
---------------

       1.39  "Purchase Price" shall have the meaning given such term in Section
              --------------                                            -------
3.2.
---

       1.40  "Purchaser" shall have the meaning given such term in the
              ---------
preambles to this Agreement.

       1.41  "Real Property" shall mean, with respect to any Property which is
              -------------
a Fee Property, the real property described in the applicable Schedule B-1
                                                              ------------
through 18, and, with respect to any Property which is a Ground Lease Property,
----------
the leasehold estate created by the applicable Ground Lease, together with all easements, rights of way, privileges, licenses and appurtenances which the Seller may now own or hereafter acquire with respect thereto.

       1.42  "Retained Funds" shall mean an amount equal to ten percent (10%)
              --------------
of the Acquisition Purchase Price.

       1.43  "Review Period" shall mean the period commencing on the date of
              -------------
this Agreement and expiring forty-five (45) days thereafter or, if sooner, on the Closing Date.

       1.44  "Sale Properties" shall mean the Properties designated "Sale
              ---------------
Properties" in Schedule A.
               ----------

       1.45  "Seller" shall have the meaning given such term in the preambles
              ------
to this Agreement.

       1.46  "Seller's Knowledge" shall mean the actual knowledge of Bruce D.
              ------------------
Wardinski, Robert Parsons, Pamela J. Murch, Pamela J. Block and Jerry Kraisinger after inquiry to Nina Eldred, Nina Eldred having been directed to consult with the general manager of the Property and the Manager's litigation department, if appropriate, and any other appropriate representatives of the Manager.

       1.47  "Surveys" shall have the meaning given such term in Section 2.5.
              -------                                            -----------

       1.48  "Syracuse Ground Lease" shall mean the Land Lease, dated as of
              ---------------------
February 15, 1989, between MBF Development Co., as landlord, and Marriott Corporation, as tenant, as the same has been amended.

       1.49  "Tenant Leases" shall mean, with respect to any Property, all
              -------------
leases, rental agreements or other agreements (including all amendments or modifications thereto) which entitle any person to have rights with respect to the use or occupancy of any portion of such Property.

       1.50  "Title Commitments" shall have the meaning given such term in
              -----------------
Section 2.4.
-----------

       1.51  "Title Company" shall mean such title insurance company as shall
              -------------
have been reasonably approved by the Purchaser and the Seller.


       SECTION 2.  PURCHASE, SALE AND EXCHANGE; DILIGENCE.
       ---------   --------------------------------------

       2.1  Purchase, Sale and Exchange.  In consideration of the mutual
            ---------------------------
covenants herein contained, the Purchaser hereby agrees to purchase from the Seller and the Seller hereby agree to sell to the Purchaser, all of the Seller's right, title and interest in and to the Properties for the Purchase Price or, in the case of the Exchange Properties, in exchange for one or more Exchange Parcels, subject to and in accordance with the terms and conditions of this Agreement.

       2.2  Diligence Inspections.  For the Review Period, the Seller shall
            ---------------------
permit the Purchaser and its representatives to inspect the Properties and the Improvements (including, without limitation, all roofs, electric, mechanical and structural elements, and HVAC systems therein), to perform due diligence, soil analysis and environmental investigations, to examine the books of account and records of the Seller and the Manager with respect to the Properties (other than the Excluded Assets), including, without limitation, all leases and agreements affecting the Properties, and make copies thereof, at such reasonable times as the Purchaser or its representatives may request by notice to the Seller and the Manager (which notice may be oral). To the extent that, in connection with such investigations, the Purchaser, its agents, representatives or contractors, damages or disturbs any of the Real Property or the

Improvements located thereon, the Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. The Purchaser shall indemnify, defend and hold harmless the Seller from and against any and all expense, loss or damage which the Seller may incur as a result of any act or omission of the Purchaser or its representatives, agents or contractors in connection with such examinations and inspections, other than any expense, loss or damage arising from any act or omission of the Seller or the Manager. The foregoing indemnification agreement shall survive the termination of this Agreement and the Closing.

       2.3  Defective Properties.  (a)  In the event that (i) the Purchaser
            --------------------
reasonably determines that a Property has structural, environmental, legal or other operational defects or conditions such that (x) expenditures equal to or greater than seven and one-half percent (7.5%) of the Allocable Purchase Price of such Property are required in order to bring such Property into a satisfactory condition in accordance with prevailing Marriott standards for like hotels or (y) the calculation with respect to such Property of Operating Profit (as defined in the Management Agreements) less ground rent varies by fifteen percent (15%) or more of that set forth in the Operating Statements described in
Section 6.13 and other financial data provided by the Seller to the Purchaser
------------
prior to the date hereof (any such Property being hereinafter referred to as a "Defective Property"), and (ii) the Purchaser gives written notice thereof to
-------------------
the Seller no later than the expiration of the Review Period (time being of the essence with respect to the giving of such notice), identifying the Defective Property or Properties and the specific defects with respect thereto, the Seller, shall, subject to paragraph (c) below, be required to permit the Purchaser to acquire all of the Properties other than such Defective Property or Properties. Prior to the Closing, the Seller shall enforce all rights available against third parties, including, without limitation, the Manager, and shall cause any and all defects or conditions so identified by the Purchaser to be corrected, it being expressly understood and agreed that nothing contained herein shall be construed to relieve any such parties from any obligations with respect to such matters.

       (b) If, prior to the Closing, (i) any Property, as applicable, suffers a casualty or condemnation which would cause such Property or Properties to become a Defective Property, (ii) such Property is not, prior to the Closing, restored to a condition substantially the same as the condition thereof immediately prior to such casualty or condemnation, and (iii) the Purchaser provides written notice of same to the Seller no later than the Closing Date, time being of the essence, the Seller shall, subject to paragraph (c) below, be required to permit the Purchaser to acquire all of the Properties other than such

Defective Property or Properties. Promptly upon learning of the same, the Seller covenants and agrees to provide the Purchaser with prompt written notice of any casualty or condemnation affecting any Property.

       (c) If the Purchaser timely identifies any Defective Property and the Purchaser and the Seller shall, acting reasonably and in good faith be unable or unwilling to agree that (x) the Seller shall, at its sole cost, remedy the applicable defect prior to the applicable Closing, (y) the Purchaser shall, notwithstanding such defect, acquire the Defective Property subject to a reduction in the Allocable Purchase Price of the Defective Property sufficient to compensate the Purchaser for such defect, or (z) on the substitution of another property owned by the Seller for such Defective Property, this Agreement shall terminate with respect to such Defective Property and the Purchase Price shall be reduced by the Allocable Purchase Price of such Defective Property. Notwithstanding the foregoing, if more than an aggregate of three (3) Properties are identified as Defective Properties or rejected by the Purchaser pursuant to
Section 2.4 or 2.5, either party may terminate this Agreement and the
------------------
transactions contemplated hereby, in which case the Deposit shall be returned to the Purchaser, together with interest thereon as provided in Section 10.1 and no
                                                             ------------
party shall have any further obligations hereunder; provided, however, that in
                                                    --------  -------
the event the Seller shall be the terminating party, the Purchaser shall have the right, exercisable by notice given within ten (10) Business Days after the Seller's notice to terminate, to proceed to closing on one or more such Defective Properties (or Properties rejected pursuant to Section 2.4 or 2.5)
                                                         ------------------
such that the total amount of Properties deleted by the Purchaser pursuant to this Section 2.3, Section 2.4 and Section 2.5 shall not be greater than three
     -----------  -----------     -----------
(3).  In the event the Purchaser shall elect to proceed to closing as aforesaid,
(x) any notice of termination given by the Seller shall be null and void and of no further force or effect and (y) in the event that any Property shall have been affected by a casualty or taking, the Seller shall pay over and assign to the Purchaser the entire amount of any insurance proceeds or award paid or payable with respect thereto less any amounts previously expended by the Seller in connection with repair or restoration, provided that any such repair or restoration shall have been approved by the Purchaser (which approval shall not be unreasonably withheld or delayed).

       (d) In the event that the Purchaser reasonably determines that the calculation, with respect to the Properties in the aggregate, of Operating Profit (as defined in the Management Agreements) less ground rent varies by seven and one-half percent (7.5%) or more from that set forth in the Operating Statements described in Section 6.13 and other financial data provided by the
                        ------------
Seller to the Purchaser, the Purchaser shall have the right
to terminate this Agreement and the transactions contemplated hereby, in which case the Deposit shall be returned to the Purchaser, together with interest thereon as provided in Section 10.1 and no party shall have any further
                       ------------
obligations hereunder.

       2.4  Title Matters.  Prior to the date of this Agreement, the Seller has
            -------------
ordered from the Title Company and directed the Title Company promptly to deliver to the Purchaser and the Seller a preliminary title commitment, having an effective date after the date of this Agreement, for an ALTA extended owner's policy of title insurance with respect to each of the Properties, together with complete and legible copies of all instruments and documents referred to as exceptions to title (collectively, the "Title Commitments"). At the Seller's
                                        -----------------
election, they may also obtain a leasehold policy of title insurance for the tenant under the Leases.

      Within ten (10) Business Days after receipt of the Title Commitments (the Purchaser agreeing, however, to respond as promptly as reasonably possible), the Purchaser shall give the Seller notice of any title exceptions (other than Permitted Encumbrances) which adversely affect such Property in any material respect and as to which the Purchaser reasonably objects. If, for any reason, the Seller is unable to take such actions as may be required to cause such exceptions to be removed from the Title Commitments, the Seller shall give the Purchaser notice thereof; it being understood and agreed that the failure of the Seller to give such notice within ten (10) Business Days after the Purchaser's notice of objection shall be deemed an election by the Seller to remedy such matters. If the Seller shall be unable to remove any title defects to which the Purchaser has reasonably objected, the Purchaser may elect (i) to terminate this Agreement with respect to the affected Property, in which event, the Purchase Price shall be reduced by the Allocable Purchase Price of the affected Properties and this Agreement shall be of no further force and effect with respect to the affected Properties or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, without any abatement or reduction in the Purchase Price on account thereof. The Purchaser shall make any such election by written notice to the Seller given on or prior to the fifth Business Day after the Seller's notice of its inability to cure such defect. Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above. If the Purchaser shall elect to terminate this Agreement with respect to an aggregate of more than three (3) of the Properties pursuant to this Section 2.4, Section 2.3 and
                                                  -----------  -----------
Section 2.5, either the Purchaser or the Seller may elect to proceed in
-----------
accordance with Section 2.3(c).
                --------------

       2.5  Survey Matters. Prior to the date of this Agreement, the Seller has
            --------------
arranged for the preparation of an ALTA survey with respect to each of the Properties (the "Surveys"), by a licensed surveyor in the jurisdiction in which
                 -------
each such Property is located, which (i) contains an accurate legal description of the applicable Property, (ii) shows the exact location, dimension and description (including applicable recording information) of all utilities, easements, encroachments and other physical matters affecting such Property, the number of striped parking spaces located thereon and all applicable building set-back lines, (iii) states whether the applicable Property is located within a 100-year flood plain and (iv) includes a certification in the form set forth in Schedule C, addressed to the Purchaser, the Title Company and any other
   ----------
persons requested by the Purchaser or designated by the Seller.

       Within ten (10) Business Days after receipt of the Surveys (the Purchaser agreeing, however, to respond as promptly as reasonably possible), the Purchaser shall give the Seller notice of any matters shown thereon (other than Permitted Encumbrances) which adversely affect any such Property in any material respect and as to which the Purchaser reasonably objects. If, for any reason, the Seller is unable to take such actions as may be required to remedy the objectionable matters, the Seller shall give the Purchaser prompt notice thereof; it being understood and agreed that the failure of the Seller to give such notice within ten (10) Business Days after the Purchaser's notice of objection shall be deemed an election by the Seller to remedy such matters. If the Seller shall be unable to remove any survey defect to which the Purchaser has reasonably objected, the Purchaser may elect (i) to terminate this Agreement with respect to the affected Property, in which event, the Purchase Price shall be reduced by the Allocable Purchase Price of the affected Properties and this Agreement shall terminate and be of no further force or effect with respect to the affected Properties or (ii) to consummate the transactions contemplated hereby, notwithstanding such defect, without any abatement or reduction in the Purchase Price on account thereof. The Purchaser shall make any such election by written notice to the Seller given on or prior to the fifth Business Day after the Seller's notice of its inability to cure such defect and time shall be of the essence with respect to the giving of such notice. Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above. If the Purchaser shall elect to terminate this Agreement with respect to an aggregate of more than three (3) of the Properties pursuant to this Section 2.5, Section 2.3 and Section 2.4, either
                                -----------  -----------     -----------
the Purchaser or the Seller may elect to proceed in accordance with Section
                                                                    -------
2.3(c).
------

       SECTION 3.  PURCHASE AND SALE.
       ---------   -----------------

       3.1  Closing.  The purchase and sale of the Properties shall be
            -------
consummated at a closing (the "Closing") to be held at the offices of Sullivan &
                               -------
Worcester, One Post Office Square, Boston, Massachusetts, or at such other location as the Seller and the Purchaser may agree, at 10:00 a.m. local time, on a date (the "Closing Date") which is the later to occur of (i) March 22, 1996,
             ------------
and (ii) the date as of which all conditions precedent to the Closing herein set forth have either been satisfied or waived by the party in whose favor such conditions run; provided, however, that the Purchaser shall have the right, by
                --------  -------
written notice to the Seller, to adjourn the Closing Date for up to forty-five
(45) days. In the event that the Closing shall not have occurred on or before December 31, 1996, provided that no action for specific performance shall have been commenced by the Purchaser to enforce this Agreement, any party shall have the right, by the giving of written notice, to terminate this Agreement and, in such event, the Deposit, together with interest thereon, shall be refunded to the Purchaser in accordance with Section 11.1.
                                 ------------

       3.2  Purchase Price.  (a)  At the Closing, the Purchaser shall pay to
            --------------
the Seller, for the Properties, a purchase price (the "Purchase Price") in the
                                                       --------------
amount of One Hundred Seventy Two Million Two Hundred Thousand Dollars ($172,200,000), subject to the following adjustments:

            (i) Except to the extent that the Purchaser has received a credit therefor under the Other Agreement, there shall be deducted from the Purchase Price the sum of interest accrued at the Interest Rate on the Deposit from the date received to, but not including, the Closing Date;

            (ii) There shall be deducted from the Purchase Price the Allocable Purchase Price of any Property as to which this Agreement shall have been terminated pursuant to Sections 2.3, 2.4 or
                                                         --------------------
                  2.5;
                  ---

            (iii) There shall be added to or deducted from the Purchase Price such amounts as may be required pursuant to Section 9; and
                                                              ---------

            (iv) There shall be added to the Purchase Price an amount equal to Five Million Hundred Thousand Dollars ($5,500,000), which amount represents the purchase price of the FF&E Reserve.

       (b) The Purchase Price shall be payable as follows:

           (i) The Deposit shall be paid by the Purchaser as herein provided by wire transfer of immediately available funds to an account or accounts to be designated by the Seller;

          (ii)   Except as otherwise provided in Article 12, at the Closing, the
                                                 ----------
                 balance of the Purchase Price less the Retained Funds shall be payable by wire transfer of immediately available funds on the Closing Date to an account or accounts to be designated by the Seller prior to the Closing; and

          (iii) The Retained Funds shall be payable by wire transfer of immediately available funds on a pro rata basis upon the expiration or sooner termination of any of the Leases of the Properties (other than any termination arising from the occurrence of any Default or Event of Default (as defined therein)) by the tenant under the Leases, to an account or accounts to be designated by the Seller prior to such date.


       SECTION 4.  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.
       ---------   ---------------------------------------------

       The obligation of the Purchaser to acquire the Properties on the Closing Date shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

       4.1  Closing Documents.  The Seller shall have delivered to the
            -----------------
Purchaser:

       (a) A good and sufficient warranty deed with covenants against grantor's acts, or its local equivalent, with respect to all of the Properties which are Fee Properties, in proper statutory form for recording, duly executed and acknowledged by the Seller, conveying good and marketable title to the applicable Fee Properties, free from all liens and encumbrances other than the Permitted Encumbrances;

       (b) With respect to all of the Properties which are Ground Lease Properties, an assignment and assumption agreement, in form and substance reasonably satisfactory to the Seller and the Purchaser, duly executed and acknowledged by the Seller, with respect to all of the Seller's right, title and interest in, to and under the Ground Leases together with the written consent of each of the lessors under the applicable Ground Leases if such consent is required pursuant to the terms of such Ground Leases;

       (c) An estoppel certificate, in form and substance reasonably satisfactory to the Purchaser, from each of the lessors under the applicable Ground Leases, confirming, to such lessor's knowledge, that each such Ground Lease is in full force and effect, the amount of the rents and other sums payable thereunder, that no default or event which with the giving of notice and/or lapse of time could constitute a default has occurred and is continuing thereunder, and regarding such other matters as the Purchaser may reasonably require;

       (d) A bill of sale and assignment agreement, in form and substance reasonably satisfactory to the Seller and the Purchaser, duly executed and acknowledged by the Seller, with respect to all of the Seller's right, title and interest in, to and under the FF&E, the Contracts, the Documents, the Intangible Property and the Tenant Leases with respect to the Properties;

       (e) A certificate of a duly authorized officer of the Seller confirming the continued truth and accuracy of the representations and warranties of the Seller in this Agreement;

       (f) To the extent the same are in the Seller's possession, originally, fully executed copies of agreements pertaining to the Properties;

       (g) Duly executed copies of the Leases and all of the Incidental Documents (as such term is defined in the Leases);

       (h) An estoppel certificate, in form and substance reasonably satisfactory to the Purchaser and the Seller, regarding such matters with respect to the Management Agreements, as the Purchaser may reasonably require;

       (i) Duly executed copies of the Management Agreement Amendments;

       (j) Certified copies of all charter documents, applicable corporate resolutions and certificates of incumbency with respect to the Seller, the tenant under the Leases and the Manager; and

       (k) Such other conveyance documents, certificates, deeds, affidavits and other instruments as the Purchaser, the Seller, the tenant under the Leases or the Title Company may reasonably require.

       4.2  Condition of Properties.  (a)  All of the Properties and all
            -----------------------
Improvements located thereon shall, except as otherwise provided in Section 2.3,
                                                                    -----------
be in substantially the same physical condition as on the date of this Agreement, ordinary wear and tear excepted;

                                     -15-
       (b) No material default or event which with the giving of notice and/or lapse of time could constitute a material default shall have occurred and be continuing under any of the Ground Leases, the Management Agreements or any other material agreement benefiting or affecting the Properties in any respect;

       (c) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any material portion of the Properties; and

       (d) All material licenses, permits and other authorizations necessary for the current use, occupancy and operation of the Properties.

       4.3  Title Policies.  The Title Company shall be prepared, subject only
            --------------
to payment of the applicable premium and delivery of all conveyance documents in recordable form, to issue title insurance policies to the Purchaser, in form and substance satisfactory to the Purchaser in accordance with Section 2.4, together
                                                           -----------
with such affirmative coverages as the Purchaser may reasonably require and shall have been determined by the Title Company as available prior to the expiration of the Review Period.

       4.4  Opinions of Counsel.  (a)  The Purchaser shall have received a
            -------------------
written opinion from Pamela J. Murch, assistant general counsel to Host and as counsel to the Seller, in form and substance reasonably satisfactory to the Purchaser, regarding the organization and authority of Host, the Seller and the tenant under the Leases, the enforceability of this Agreement, the Leases and the Incidental Documents (as defined in the Leases) and such other matters with respect to the transactions contemplated by this Agreement as the Purchaser may reasonably require.

       (b) The Purchaser shall have received a written opinion from counsel to Marriott International, Inc., in form and substance reasonably satisfactory to the Purchaser, regarding the organization and authority of the Manager and the enforceability of the Management Agreements as amended by the Management Agreement Amendments.

       (c) The Purchaser shall have received a written opinion from local counsel to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, regarding the compliance of the Properties with respect to zoning, licensing and such other matters as the Purchaser may reasonably require.

       4.5  FF&E Reserve.  The Seller shall transfer to the Purchaser the FF&E
            ------------
Reserve, including interest accrued thereon, which the Purchaser shall hold and apply in accordance with the Management Agreements.

       4.6  Appraisal.  As of the Closing Date, the Purchaser shall have
            ---------
received and approved an original appraisal report, dated within sixty (60) days prior to the Closing Date, addressed to the Purchaser, prepared by a qualified real estate appraiser reasonably satisfactory to the Purchaser and indicating an aggregate fair market value for the Properties of not less than the Purchase Price (and an allocation among such properties consistent with the Allocable Purchase Prices), such appraisals to be otherwise in form and substance reasonably acceptable to the Purchaser.

       4.7  Hart Scott Rodino.  The Seller and the Purchaser shall have
            -----------------
complied with all applicable provisions of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

       4.8  Other Approvals.  The Seller and the Purchaser shall have received,
            ---------------
in form and substance reasonably satisfactory to the Seller and the Purchaser, all required approvals and waivers, as may be necessary or appropriate to consummate the transactions contemplated by this Agreement.

       4.9  Other Agreement.  The closing with respect to the Group D
            ---------------
Properties (as defined therein) shall simultaneously occur under the Other Agreement.


       SECTION 5.  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.
       ---------   ------------------------------------------

       The obligation of the Seller to convey the Properties on the Closing Date to the Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

       5.1  Other Agreement.  The closing of the Group D Properties (as defined
            ---------------
therein) shall simultaneously occur under the Other Agreement.

       5.2  Purchase Price.  The Purchaser shall deliver to the Seller the
            --------------
balance of the Purchase Price (less the amount of the Retained Funds), payable hereunder, adjusted as herein provided.

       5.3  Closing Documents.  The Purchaser shall have delivered to the
            -----------------
Seller:

       (a) Duly executed and acknowledged counterparts of the documents described in Section 4.1, where applicable and the Management Agreement
             -----------
Amendments;

       (b) A certificate of a duly authorized officer of the Purchaser confirming the continued truth and accuracy of the representations and warranties of the Purchaser in this Agreement; and

       (c) Certified copies of all charter documents, applicable resolutions and certificates of incumbency with respect to the Purchaser.

       5.4  Opinion of Counsel.  The Seller shall have received a written
            ------------------
opinion from Sullivan & Worcester, counsel to the Purchaser, in form and substance reasonably satisfactory to the Seller, regarding the organization and authority of the Purchaser, the enforceability of this Agreement and such other matters with respect to the transactions contemplated by this Agreement as the Seller may reasonably require.

       5.5  Hart Scott Rodino.  The Seller and the Purchaser shall have
            -----------------
complied with all applicable provisions of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

       5.6  Other Approvals.  The Seller and the Purchaser shall have received,
            ---------------
in form and substance reasonably satisfactory to the Seller and the Purchaser, all required approvals and waivers, as may be necessary or appropriate to consummate the transactions contemplated by this Agreement.


       SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SELLER.
       ---------   ----------------------------------------

       To induce the Purchaser to enter into this Agreement, the Seller represent and warrant to the Purchaser as follows:

       6.1  Status and Authority of the Seller.  The Seller is a corporation
            ----------------------------------
duly organized, validly existing and in corporate good standing under the laws of its state of incorporation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Seller has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification.

       6.2  Action of the Seller.  The Seller has taken all necessary action to
            --------------------
authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Seller on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

       6.3  No Violations of Agreements.  Neither the execution, delivery or
            ---------------------------
performance of this Agreement by the Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Seller is bound.

       6.4  Litigation.  The Seller has received no written notice of and, to
            ----------
the Seller's Knowledge, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (b) will result in any material adverse change in the business, operation, affairs or condition of any of the Properties, (c) result in or subject the Properties to a material liability, or (d) involves condemnation or eminent domain proceedings against any part of the Properties.

       6.5  Existing Leases, Agreements, Etc.  To the Seller's Knowledge, other
            ---------------------------------
than the Management Agreements, the Ground Leases and any other agreements provided to the Purchaser on or before March 1, 1996, there are no other material agreements affecting the Properties which will be binding on the Purchaser subsequent to the Closing Date.

       6.6  Disclosure.  To the Seller's Knowledge, there is no fact or
            ----------
condition which materially and adversely affects the business or condition of the Properties which has not been set forth in this Agreement, or in the other documents, certificates or statements furnished to the Purchaser in connection with the transactions contemplated hereby.

       6.7  Utilities, Etc.  To the Seller's Knowledge, all utilities and
            ---------------
services necessary for the use and operation of the Properties (including, without limitation, road access, gas, water, electricity and telephone) are available thereto, are of sufficient capacity to meet adequately all needs and requirements necessary for the use and operation of such Properties and for their respective intended purposes. To the Seller's Knowledge, no fact, condition or proceeding exists which would result in the termination or impairment of the furnishing of such utilities to the Properties.

                                     -19-
       6.8  Compliance With Law.  To the Seller's Knowledge, (i) the Properties
            -------------------
and the use and operation thereof do not violate any material federal, state, municipal and other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto; and (ii) there are presently in effect all material licenses, permits and other authorizations necessary for the current use, occupancy and operation thereof. The Seller has not received written notice of any threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use or zoning of any of the Properties or which would modify or realign any adjacent street or highway.

       6.9  Taxes.  To the Seller's Knowledge, other than the amounts disclosed
            -----
by tax bills, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to any of the Properties, or any portion thereof, which are outstanding or unpaid, other than amounts not yet due and payable or, if due and payable, not yet delinquent, and, to the Seller's Knowledge, none will be levied prior to the Closing Date.

       6.10  Not A Foreign Person.  The Seller is a not "foreign person" within
             --------------------
the meaning of Section 1445 of the United States Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

       6.11  Hazardous Substances.  Except as disclosed to the Purchaser or as
             --------------------
described in any environmental report delivered to the Purchaser, to the Seller's Knowledge, none of the Seller nor any tenant or other occupant or user of any of the Properties, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on any of the Properties, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and, to the Seller's Knowledge, except as disclosed to the Purchaser or as described in any environmental report delivered to the Purchaser, the Properties are free from any such hazardous waste, contaminants, oil, radioactive and other materials, except any such materials maintained in accordance with applicable law.

       6.12  Insurance.  The Seller has received no written notice from any
             ---------
insurance carrier of defects or inadequacies in the Properties which, if uncorrected, would result in a termination of insurance coverage or an increase in the premiums charged therefor.

       6.13  Operating Statements.  Attached hereto as Schedule E are the most
             --------------------                      ----------
current operating statements for the Properties. To the Seller's Knowledge, such operating statements fairly represent the operating history for the Properties for the periods covered thereby, contain no material misstatement and do not omit any statement or fact necessary to make the information contained therein not materially misleading (the Purchaser acknowledging that such operating statements relate solely to historical performance and in no way represent a projection of future performance and the Seller makes no representations as to the future performance of any Property).

       6.14  Ground Leases.  The copies of the Ground Leases heretofore
             -------------
delivered by the Seller to the Purchaser are true, correct and complete copies thereof; the Ground Leases have not been amended except as evidenced by amendments similarly delivered and constitute the entire agreement between the Seller and the applicable other parties. To the Seller's Knowledge, the Ground Leases are in full force and effect and no default or event which with the giving of notice and/or lapse of time could constitute a default thereunder has occurred with respect to the Seller or, to the Seller's Knowledge, the applicable ground lessor.

       6.15  Management Agreements.  The copies of the Management Agreements
             ---------------------
heretofore delivered by the Seller to the Purchaser are true, correct and complete copies thereof; the Management Agreements have not been amended except as evidenced by amendments similarly delivered or as required by this Agreement and constitute the entire agreement between the Seller and the Manager. To the Seller's Knowledge, the Management Agreements are in full force and effect and no default or event which with the giving of notice and/or lapse of time could constitute a default thereunder has occurred with respect to the Seller or, to the Seller's Knowledge, the Manager.

       6.16  FF&E Reserve.  To the Seller's Knowledge, the FF&E Reserve for
             ------------
each Property is, as of the date hereof, in the amount set forth on Schedule F.
                                                                    ----------
To the Seller's Knowledge, the FF&E Reserve for each Property has been maintained in accordance with the Management Agreement for such Property.

       The representations and warranties made in this Agreement by the Seller shall be continuing and shall be deemed remade by the Seller as of the Closing Date with the same force and effect as if made on, and as of, such date; provided, however, that, the Seller shall have the right, from time to time
--------  -------
prior to the Closing Date, to modify the representations and warranties as a result of changes in condition of the Properties by notice to the Purchaser and, in such event, the Purchaser shall have the rights provided in Section 2.3. All
                                                               -----------
representations and warranties made in this Agreement by the Seller with respect to the Properties shall survive the Closing for a period of one year.

       Except as otherwise expressly provided in this Agreement or any documents to be delivered to the Purchaser at the Closing, the Seller disclaims the making of any representations or warranties, express or implied, regarding the Properties or matters affecting the Properties, whether made by the Seller, on the Seller's behalf or otherwise, including, without limitation, the physical condition of the Properties, title to or the boundaries of the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Properties or the market and physical environments in which they are located. The Purchaser acknowledges (i) that the Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of each Property and (ii) that the Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be delivered to the Purchaser at the Closing made (or purported to be made) by the Seller or anyone acting or claiming to act on the Seller's behalf. The Purchaser further acknowledges that it has not received from or on behalf of the Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, property management and other advisors. Subject to the provisions of this Agreement, the Purchaser shall purchase the Properties in their "as is" condition on the Closing Date.


       SECTION 7.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.
       ---------   -------------------------------------------

       To induce the Seller to enter in this Agreement, the Purchaser represents and warrants to the Seller as follows:

       7.1  Status and Authority of the Purchaser.  The Purchaser is a Maryland
            -------------------------------------
real estate investment trust duly organized, validly existing under the laws of the State of Maryland, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser has duly qualified and is in good standing as a trust or unincorporated business association in each jurisdiction in which the nature of the business conducted by it requires such qualification.

       7.2  Action of the Purchaser.  The Purchaser has taken all necessary
            -----------------------
action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to the Closing Date such document shall constitute the valid and binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

       7.3  No Violations of Agreements.  Neither the execution, delivery or
            ---------------------------
performance of this Agreement by the Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser is bound.

       7.4  Litigation.  No investigation, action or proceeding is pending and,
            ----------
to the Purchaser's actual knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

       The representations and warranties made in this Agreement by the Purchaser shall be continuing and shall be deemed remade by the Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by the Purchaser shall survive the Closing for a period of one year.


       SECTION 8.  COVENANTS OF THE SELLER.
       ---------   -----------------------

       The Seller hereby covenants with the Purchaser between the date of this Agreement and the Closing Date as follows:

       8.1  Compliance with Laws, Etc.  To comply, and direct the Manager to
            --------------------------
comply, in all material respects, with (i) all laws, regulations and other requirements from time to time applicable of every governmental body having jurisdiction of the Properties or the use or occupancy of the Improvements located thereon and (ii) all terms, covenants and conditions of all of the Management Agreements, the Ground Leases, instruments of record and other agreements affecting Properties.

       8.2  Approval of Agreements.  Except as otherwise authorized by this
            ----------------------
Agreement, not to enter into, modify, amend or terminate the Management Agreements, the Ground Leases or any other agreement with respect to the Properties which would encumber or be binding upon such Properties from and after the Closing Date without in each instance obtaining the prior written consent of the Purchaser.

       8.3  Compliance with Agreements.  To comply, and direct the Manager to
            --------------------------
comply, with each and every material term, covenant and condition contained in the Management Agreements, the Ground Leases and any other document or agreement affecting the Properties.

       8.4  Estoppel Certificates.  To request, and use reasonable efforts to
            ---------------------
obtain, from the Manager and the landlords under the Ground Leases, certifications, in form and substance reasonably satisfactory to the Purchaser, regarding the status of the Management Agreements and the Ground Leases, as the case may be.

       8.5  Notice of Material Changes or Untrue Representations. Upon learning
            ----------------------------------------------------
of any material change in any condition with respect to any of the Properties or of any event or circumstance which makes any representation or warranty of the Seller to the Purchaser under this Agreement untrue or misleading, promptly to notify the Purchaser thereof (the Purchaser agreeing, on learning of any such fact or condition, promptly to notify the Seller thereof).

       8.6  Operation of Properties.  To direct the Manager (and exercise all
            -----------------------
rights of the Seller with respect thereto pursuant to the Management Agreement) to continue to operate each of the Properties as a Residence Inn hotel in a good and businesslike fashion consistent with their past practices and to cause each of the Properties to be maintained in good working order and condition in a manner consistent with their past practice.


       SECTION 9.  APPORTIONMENTS.
       ---------   --------------

       9.1  Real Property Apportionments.  Representatives of the Purchaser and
            ----------------------------
the Seller shall perform any and all of the adjustments and apportionments which are appropriate and usual for a transaction of this nature, taking into account the applicable provisions of the Leases and the Management Agreements. The adjustments hereunder shall be calculated or paid in an amount based upon a fair and reasonable estimated accounting performed and agreed to by representatives of the Seller and the Purchaser at the Closing. Subsequent final adjustments and payments shall be made in cash or other immediately available funds as soon as practicable after the Closing Date and in any event within ninety (90) days after such Closing Date, based upon an agreed accounting performed by representatives of the Seller and the Purchaser. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this Section 9.1 within such ninety-day period,
                                     -----------
upon application by either party, a certified public accountant reasonably acceptable to the Purchaser and the Seller shall determine any such adjustments which have not theretofore been agreed to between the Seller and the Purchaser. The charges of such accountant shall be borne fifty percent (50%) by the Seller and fifty percent (50%) by the Purchaser.

       9.2  Closing Costs.  The Seller and the Purchaser shall share equally
            -------------
all costs and expenses associated with the transaction contemplated hereby (other than any costs incurred by either party pursuant to Section 10) except
                                                           ----------
that (x) all costs and expenses incurred in connection with any purchase money financing obtained by the Purchaser, including, without limitation, all costs and expenses relating to a lender's title insurance policy, surveys and all mortgage recording taxes and filing fees, shall be paid by the Purchaser and (y) each party shall pay its own attorneys' and accountants' fees and costs in connection with this transaction.

       9.3  Hart Scott Rodino.  The Seller and the Purchaser shall share
            -----------------
equally any filing fees and other costs incurred in connection with compliance with the requirements of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

       The obligations of the parties under this Section 9 shall survive the
                                                 ---------
Closing.


       SECTION 10.  DEFAULT.
       ----------   -------

       10.1  Default by the Seller.  If the Seller shall have made any
             ---------------------
representation or warranty herein which shall be untrue or misleading in any material respect, or if the Seller shall fail to perform any of the material covenants and agreements contained herein to be performed by them and such failure continues for a period of ten (10) days after notice thereof from the Purchaser or if the Other Agreement shall be terminated for any reason other than default by the Purchaser, the Purchaser may terminate this Agreement and/or the Purchaser may pursue any and all remedies available to it at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief. In addition to, and not in limitation of, the foregoing, the Purchaser may require the Seller to return the Deposit, together with interest accrued thereon at the Interest Rate from the date such amounts were paid to the Seller to, but not including, the date of refund.

       10.2  Default by the Purchaser.  If the Purchaser shall have made any
             ------------------------
representation or warranty herein which shall be untrue or misleading in any material respect, or if the Purchaser shall fail to perform any of the covenants and agreements contained herein to be performed by it and such failure shall continue for a period of ten (10) days after notice thereof from the Seller or if the Other Agreement shall be terminated for any reason other than default by the Seller thereunder, the Seller may terminate this Agreement. The damages that the Seller would sustain as a result of any such termination would be substantial but would be impracticable and excessively costly and difficult to establish or ascertain and the parties hereto have therefore agreed that, in such event, the Seller shall, as their sole remedy at law and in equity, retain an aggregate amount pursuant to this Agreement and the Other Agreement of Two Million Dollars ($2,000,000), as liquidated damages, whereupon the Seller shall refund to the Purchaser the balance of the Deposit, together with interest accrued on such balance at the Interest Rate from the date such amounts were paid to the Seller to, but not including, the date of refund.


       SECTION 11.  MISCELLANEOUS.
       ----------   -------------

       11.1  Agreement to Indemnify.  (a)  Subject to any express provisions of
             ----------------------
this Agreement to the contrary, (i) the Seller shall indemnify and hold harmless the Purchaser from and against any and all obligations, claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) events, contractual obligations, acts or omissions of the Seller that occurred in connection with the ownership or operation of any Property prior to the Closing or (y) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with any Property or any portion thereof at any time or times prior to the Closing, and
(ii) the Purchaser shall indemnify and hold harmless the Seller from and against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) events, contractual obligations, acts or omissions of Purchaser that occur in connection with the ownership or operation of any Property after the Closing, or (y) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring on or about any Property or any portion thereof at any time or times after the Closing.

       (b) Whenever it is provided in this Agreement that an obligation of the Seller will be assumed by the Purchaser after the Closing, the Purchaser shall be deemed to have also agreed to indemnify and hold harmless the Seller and its respective successors and assigns from and against all claims, losses, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) arising from any failure of the Purchaser to perform the obligation so assumed after the Closing.

       (c) Whenever either party shall learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which the other party is or may be responsible under this Agreement, the party learning of such liability shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have that may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend the same in the name of such party and shall generally cooperate with said other party in the defense of any such claim.

       (d) The provisions of this Section 11.1 shall survive the Closing and the
                                  ------------
termination of this Agreement.

       11.2  Brokerage Commissions.  Each of the parties hereto represents to
             ---------------------
the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby, and that it reasonably believes that there is no basis for any other person or entity to claim a commission or other compensation for bringing about this Agreement or the transactions contemplated hereby. The Seller shall indemnify and hold harmless the Purchaser and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the Seller. The Purchaser shall indemnify and hold harmless the Seller and its legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the Purchaser. Nothing contained in this section shall be deemed to create any rights in any third party. The provisions of this Section 11.2 shall survive the Closing and any termination of this
        ------------
Agreement.

       11.3  Publicity.  The parties agree that no party shall, with respect to
             ---------
this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to any third party without the consent of the other parties, which consent shall not be unreasonably withheld. No party, or its employees shall trade in the securities of any parent or affiliate of the Seller or of the Purchaser until a public announcement of the transactions contemplated by this Agreement has been made. No party shall record this Agreement or any notice thereof.

       11.4   Corporate Approvals.  (a) In the event, notwithstanding diligent
              -------------------
and good faith efforts, the Seller shall be unable to obtain the approval of the Boards of Directors of the Seller to the transactions contemplated by this Agreement, this Agreement may be terminated by the Seller by the giving of written notice thereof to the Purchaser within five (5) Business Days after the date of this Agreement; it being expressly understood and agreed that time shall be of the essence with respect to the giving of such notice. If the Seller shall give such notice to the Purchaser within the time period hereinabove provided, this Agreement shall terminate and be of no further force or effect and the Seller shall refund the Deposit to the Purchaser, together with interest thereon, in accordance with Section 10.1. If the Seller shall fail to give such
                            ------------
notice within the time period and in the manner hereinabove provided, the Seller shall have no further right to terminate this Agreement pursuant to this section.

       (b) In the event, notwithstanding diligent and good faith efforts, the Purchaser shall be unable to obtain the approval of the Board of Directors of the Purchaser to the transactions contemplated by this Agreement, this Agreement may be terminated by the Purchaser by the giving of written notice thereof to the Seller within five (5) Business Days after the date of this Agreement; it being expressly understood and agreed that time shall be of the essence with respect to the giving of such notice. If the Purchaser shall give such notice to the Seller within the time period hereinabove provided, this Agreement shall terminate and be of no further force or effect and the Seller shall refund the Deposit to the Purchaser, together with interest thereon, in accordance with

Section 10.1.  If the Purchaser shall fail to give such notice within the time
------------
period and in the manner hereinabove provided, the Purchaser shall have no further right to terminate this Agreement pursuant to this section.

       11.5  Notices.  (a)  Any and all notices, demands, consents, approvals,
             -------
offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

       (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

       (c) All such notices shall be addressed,

       if to the Seller to:

            Host Marriott Corporation
            10400 Fernwood Road
            Bethesda, Maryland  20817
            Attn:  Mr. Bruce D. Wardinski
                   Treasury Department 902
            [Telecopier No. (301) 380-6338]

       with a copy to:

            Host Marriott Corporation
            10400 Fernwood Road
            Bethesda, Maryland  20817
            Attn:  Pamela J. Murch, Esq.
                   Law Department 923
            [Telecopier No. (301) 380-6332 or 3558]

       If to the Purchaser, to:

            Hospitality Properties Trust
            400 Centre Street
            Newton, Massachusetts  02158
            Attn:  Mr. John G. Murray
            [Telecopier No. (617) 969-5730]
       with a copy to:

            Sullivan & Worcester
            One Post Office Square
            Boston, Massachusetts  02109
            Attn:  Jennifer B. Clark, Esq.
            [Telecopier No. (617) 338-2880]

       (d) By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

       11.6  Waivers, Etc.  Any waiver of any term or condition of this
             -------------
Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

       11.7  Assignment; Successors and Assigns.  This Agreement and all rights
             ----------------------------------
and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except that the Purchaser may assign this Agreement to any entity wholly owned, directly or indirectly, by HPT; provided,
                                                                      --------
however, that, in the event this Agreement shall be assigned to any entity
-------
wholly owned, directly or indirectly, by HPT, HPT shall remain liable for the obligation of the "Purchaser" hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

       11.8  Severability.  If any provision of this Agreement shall be held or
             ------------
deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

       11.9  Counterparts, Etc.  This Agreement may be executed in two or more
             ------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

       11.10  Governing Law.  This Agreement shall be interpreted, construed,
              -------------
applied and enforced in accordance with the laws of the State of Maryland applicable to contracts between residents of Maryland which are to be performed entirely within Maryland, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or
(iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Maryland; or (vii) any combination of the foregoing.

       To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State of Maryland as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Maryland and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

       11.11  Performance on Business Days.  In the event the date on which
              ----------------------------
performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

       11.12  Attorneys' Fees.  If any lawsuit or arbitration or other legal
              ---------------
proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

       11.13  Section and Other Headings.  The headings contained in this
              --------------------------
Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

       11.14  Nonliability of Trustees.    THE DECLARATION OF TRUST
              ------------------------
ESTABLISHING THE PURCHASER, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS
              -----------
AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE PURCHASER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE PURCHASER. ALL PERSONS DEALING WITH THE PURCHASER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE PURCHASER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

       11.15  Nonliability of Officers.  NO TRUSTEE, OFFICER, SHAREHOLDER,
              ------------------------
EMPLOYEE OR AGENT OF THE SELLER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE SELLER. ALL PERSONS DEALING WITH THE SELLER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE SELLER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.


       SECTION 12.  EXCHANGE CONTRACT MATTERS.
       ----------   -------------------------

       12.1  Exchanges.  The Seller desires to effectuate and the Purchaser
             ---------
agrees to cooperate in effectuating three (3) separate tax deferred exchanges of Exchange Properties for the Exchange Parcels on the terms and conditions set forth in this Agreement.

       12.2  Exchange Property Credit.  In connection with the consummation of
             ------------------------
any Exchange Closing, the Purchaser shall direct
that all or any portion of the Allocable Purchase Price of the applicable Exchange Property equal to the Exchange Value be applied to the acquisition of the applicable Exchange Parcel or held in escrow by the Title Company for such purpose pursuant to Section 12.13 (each such designated amount, an "Exchange
                    -------------                                   --------
Property Credit").  The Purchaser shall be obligated (subject to the terms
---------------
hereof) to expend cash in an amount not to exceed the Exchange Property Credit to acquire and convey to the Seller pursuant to Exchange Contracts such Exchange Parcels as the Seller may designate. Any Exchange Property Credit shall, from time to time, be reduced by any payments made in connection with the acquisition of the applicable Exchange Parcels. The Title Company shall disburse, at the direction of the Purchaser and the Seller, the unapplied portion of any applicable Exchange Property Credit as may from time to time be required to pay amounts then due under the applicable Exchange Contract. Notwithstanding the foregoing, if the Seller notifies the Purchaser in writing at least five (5) days prior to the Closing Date or Exchange Closing Date that it has elected not to designate any Exchange Parcels, the Exchange Value shall be paid to the Seller on such Exchange Closing Date as herein described.

       12.3  Designation of Exchange Parcels.
             -------------------------------

       (a) The Seller may from time to time after the date of this Agreement but, in any event, no later than forty-five (45) days after the Closing Date, designate one or more parcels of real property as Exchange Parcels, which Exchange Parcels the Purchaser shall acquire and transfer to the Seller, in exchange for the Exchange Properties, upon the terms and subject to the conditions of this Agreement. The Seller shall be unconditionally obligated to accept any Exchange Parcel acquired by the Purchaser pursuant to the terms of this Agreement.

       (b) In the event that the Seller does not designate any Exchange Parcels on or before the day within forty-five (45) days after the Closing Date, or if the Exchange Property Credit has not been reduced to zero on or before the Final Exchange Closing Date, the provisions of Section 12.11 shall apply.
                                         -------------

       12.4  Exchange Contracts.
             ------------------

       (a) At the request of the Seller and subject to all of the applicable terms and conditions of this Agreement, the Purchaser shall, upon 5 days' prior notice from the Seller, execute and deliver a purchase and sale agreement or an assignment and assumption agreement of the Seller's interest under any purchase and sale agreement, in either case, for the acquisition of one or more Exchange Parcels (any such purchase and sale agreement or assignment thereof, an

"Exchange Contract"), it being expressly understood and agreed, however, that
--------- --------
the Purchaser's obligation
to execute or accept assignment of any Exchange Contract shall be subject to the conditions that:

          (i) Pursuant to the terms of such Exchange Contract, the closing thereunder shall be scheduled to occur within one hundred eighty (180) days after the Closing Date;

          (ii) The aggregate amount of payments required to be made under or in connection with such Exchange Contract, as reasonably estimated by the Purchaser, shall not exceed the unapplied portion of the applicable Exchange Property Credit, unless the Seller shall provide the Purchaser with such assurances regarding the payment of such amounts by the Seller as the Purchaser shall require;

          (iii) The Purchaser shall have no rights or obligations under such Exchange Contract, monetary or nonmonetary, including, without limitation, the performance of any due diligence or the giving of any notices, other than the payment of amounts less than or equal to the unapplied portion of the applicable Exchange Property Credit;

          (iv) Such Exchange Contract shall permit the Purchaser to designate the Seller as the Purchaser's designee or nominee to receive title to the Exchange Parcel to be conveyed thereunder (the Seller agreeing to accept such title); and

          (v) The Purchaser shall be under no duty or obligation to find or assist the Seller in finding or selecting Exchange Parcels suitable for exchange or negotiating its purchase and the Purchaser shall have no responsibility for the failure of the purchase of any Exchange Parcel to be closed or settled by the Exchange Closing Date other than by reason of the Purchaser's willful failure to perform its obligations under this Agreement.

       (b) It is further expressly understood and agreed that anything herein to the contrary notwithstanding, the Purchaser shall have no obligation to participate in any exchange contemplated by this Agreement if such exchange would or reasonably could (as determined by the Purchaser's legal counsel) result in (i) the recognition of any gain by the Purchaser, (ii) a tax basis in any Property lower than the tax basis therein that the Purchaser would have had such Property been sold to the Purchaser for an amount equal to the Allocable Purchase Price (subject to adjustment as provided in this Agreement) as contemplated by this Agreement other than the provisions in Section 12, or (iii)
                                                            ----------
any other federal or state income tax consequences different from those that would have resulted had such Property been sold to the Purchaser for an amount equal to the Allocable Purchase Price (subject to adjustment as provided in this Agreement) as contemplated by this Agreement other than the provisions in

Section 12.
----------

       12.5  Conveyance of Exchange Parcels.  At the time of any Exchange
             ------------------------------
Closing, title to the applicable Exchange Parcel shall be conveyed directly to the Seller as the nominee and designee of the Purchaser and the Seller shall accept such title as shall be conveyed thereunder; it being expressly understood and agreed that the Purchaser makes no representations, warranties or covenants with respect to such title, the satisfaction of any conditions precedent under any Exchange Contract or any other matter in regard or pertaining thereto.

       12.6  Failure of Exchange Parcels to Close.  At any time upon the
             ------------------------------------
request of the Seller, the Purchaser shall assign any Exchange Contract to the Seller (without representation or warranty other than that the Purchaser has not created any liens or encumbrances thereon, such assignment to be made on the date specified in the Seller's notice (but not less than 3 days after the giving of such notice). The Purchaser shall have a unilateral right to assign any Exchange Contracts to the Seller at any time after the date one hundred eighty-one (181) days after the Closing Date.

       12.7  Assignment Upon Exhaustion of Credit.  At such time as the
             ------------------------------------
applicable Exchange Property Credit shall be reduced to zero, the Purchaser shall assign (unless sooner assigned to the Seller as herein provided) the Exchange Contract to the Seller (without representation or warranty other than that the Purchaser has not created any liens or encumbrances thereon). Upon assignment of an Exchange Contract to the Seller, the Purchaser shall have no further obligations hereunder with respect to the applicable Exchange Parcels or Exchange Contract.

       12.8  Closing Period.  Purchaser shall not be obligated to participate
             --------------
in any Exchange Closing prior to the Closing Date or after the date which is one hundred eighty (180) days after the Closing Date.

       12.9  Reductions to Exchange Property Credit.  The applicable Exchange
             --------------------------------------
Value and the Purchase Price payable under this Agreement shall be reduced from time to time by (a) the aggregate cash consideration paid by the Purchaser under any Exchange Contract, (b) any costs and expenses incurred by or on behalf of Purchaser in connection with any Exchange Parcel, (c) the amount of any claim or indemnity owing to the Purchaser by or

                                     -35-
at the direction of the Seller pursuant to this Agreement, (d) the amount of any consideration paid by the Purchaser to the Seller pursuant to this Agreement and
(e) the costs and expenses incurred in good faith by or on behalf of the Purchaser in connection with the proposed acquisition of an Exchange Parcel, whether or not an Exchange Contract is executed in connection therewith and whether or not the proposed transaction is consummated.

       12.10  Increases to Exchange Property Credit.  Regardless of the actual
              -------------------------------------
interest earned thereon, there shall be credited to the Exchange Property Credit an amount equal to the interest which would be earned on the amount of such credit outstanding from time to time if it had been deposited with the Title Company earning interest equivalent to the Federal Reserve Bank Discount Rate.

       12.11  Final Exchange Closing Date.  On a Final Exchange Closing Date,
              ---------------------------
the Title Company shall pay to the Seller an amount equal to the then remaining balance of the Exchange Property Credit, if any, less any payments, if any, then due and unpaid by the Seller to the Purchaser pursuant to this Agreement. Upon such payment, and upon payment of any other sums then due by any party to another party pursuant to this Agreement, such Exchange Contract shall be finally closed and no party shall have any further rights or obligations pursuant thereto, except as otherwise provided herein. Any excess balance in the escrow account then held by Escrow Agent shall be returned to Purchaser.

       12.12  Indemnification.  The Seller acknowledges that the Purchaser is
              ---------------
agreeing to enter into each Exchange Contract and to acquire Exchange Parcels solely as an accommodation to the Seller and that it is not intended that the Purchaser will incur any costs or liabilities with respect to the Exchange Parcels or any Exchange Contract in carrying out its obligations pursuant to this Agreement. Accordingly, the Seller hereby agrees to indemnify, defend and hold the Purchaser and its successors and assigns harmless from, against and in respect of, and shall on demand reimburse the Purchaser and its successors and assigns for, any and all loss, liability, damage or expense arising out of or in any way connected with the exchanges contemplated by this Section 12, any
                                                          ----------
Exchange Contract or the Exchange Parcels. The provisions of this Section 12.12
                                                                  -------------
shall survive the Closing and the Exchange Closings.

       12.13  Escrow Provision.  The Title Company shall establish three (3)
              ----------------
separate interest-bearing escrow accounts, one for each Exchange Property. The Exchange Property Credit shall be held by the Title Company, in trust, in accordance with the following terms and conditions:

       (a) The Title Company, shall not be liable to any party for holding the Exchange Property Credit in escrow in accordance with the provisions of this
Section 12.13 in the event of any contested claims by either party relating to
-------------
any Exchange Contract.

       (b) The Title Company shall deliver the Exchange Property Credit, and any interest earned thereon, to the Purchaser or the Seller, as the case may be, upon the following conditions:

          (i) To the Purchaser, any amount remaining in the escrow account on the Final Exchange Closing Date in excess of the remaining Exchange Property Credit balance.

          (ii) To the Seller, upon receipt of a written notice from the Seller stating that the Seller is entitled under this Agreement to the Exchange Property Credit and demanding payment of the same; provided, however, that the Title Company will not honor such
                 --------  -------
                 demand until not less than ten (10) days after the date on which the Title Company shall have given such notice to the Purchaser of such demand, nor thereafter if, prior to or during such ten (10) day period, the Title Company shall have received written notice of objection from the Purchaser.

          (iii) To the Purchaser, upon receipt of a written notice from the Purchaser stating that the Purchaser is entitled under this Agreement to the return of the Exchange Property Credit and demanding return of the same; provided, however, that the Title
                                               --------  -------
                 Company will not honor such demand until not less than ten (10) days after the date on which the Title Company shall have given notice to the Seller of such demand, nor thereafter if prior to or during such ten (10) day period, the Title Company shall have received written notice of objection from the Seller.

       (c) Any notice to the Title Company shall be sufficient only if received by the Title Company within the applicable time periods set forth herein. All mailings and notices to and from the Title Company shall be sent as provided in
Section 11.5.
------------

       (d) If the Title Company shall receive a written demand for the Exchange Property Credit or written notice of objection to the return of the Exchange Property Credit or if there is any disagreement or dispute shall arise between or among any of the parties hereto and/or any other persons resulting in adverse claims and demands being made for the Exchange Property Credit, whether or not litigation has been instituted, the Title Company shall continue to hold the Exchange Property Credit subject to such adverse claims and the Title Company shall not be or become liable in any way or to any person for its refusal to comply with such claims or demand and (i) in the event of any joint direction from the Seller and the Purchaser, the Title Company shall then disburse the Exchange Property Credit in accordance with said direction, (ii) in the event the Title Company shall receive a written notice advising that a litigation over entitlement to the Exchange Property Credit has been commenced, the Title Company may deposit the Exchange Property Credit with the clerk of the court in which said litigation is pending or (iii) the Title Company may (but shall not be required to) take such affirmative steps as it may, at its option, elect in order to substitute another impartial party satisfactory to the Seller and the Purchaser to hold the Exchange Property Credit subject to such adverse claims including the commencement of an action for interpleader in a court of competent jurisdiction, the cost thereof to be borne by whichever of the Seller and the Purchaser is the losing party and, thereupon, the Title Company shall be released of and from all liability hereunder. The Seller and the Purchaser jointly and severally agree to reimburse the Title Company for any and all expenses incurred in the discharge of its duties under this Article, including, without limitation, attorneys' fees. Nothing herein, however, shall affect the liability of a defaulting party to another party for reimbursement of any amount paid to the Title Company under this Section 12.13(d).
                                     ----------------

       (e) It is expressly understood that the Title Company acts hereunder as an accommodation to the Seller and the Purchaser and as a depository only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form or execution of such instruments or for the identity, authority or right of any person executing or depositing the same, or for the terms and conditions of any instrument pursuant to which the Title Company or the parties may act.

       (f) The Title Company shall not have any duties or responsibilities except those set forth in this Section and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by the Title Company to be genuine and the Title Company may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.

       (g) The Title Company may act or refrain from acting in respect of any matter referred to herein in full reliance upon and by and with the advice of counsel which may be selected by it and shall be fully protected in so acting or refraining from acting upon the advice of such counsel.

       (h) The Title Company shall not be responsible for any act or failure to act on its part except in the case of its own willful default or gross negligence. The Title Company shall be automatically released from all responsibility and liability under this Agreement upon the Title Company's delivery or deposit of the Exchange Property Credit in accordance with the provisions of this Agreement.

       (i) The Seller and the Purchaser agree that if either shall deliver to the Title Company a written demand for the Exchange Property Credit, the party making such demand shall, promptly after delivering such demand to the Title Company, deliver a copy of such demand to the other party, together with a statement of the facts and circumstances underlying the demand; provided, however, that nothing in this part shall have any effect whatsoever upon the Title Company's rights, duties and obligations under the preceding parts of this
Section 12.
----------

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                                     SELLER:

                                     HMH PROPERTIES, INC.


                                     By: /s/ P.J. Murch
                                        ----------------------------------
                                        Its: Vice President
                                            ----------------------------


                                     PURCHASER:

                                     HOSPITALITY PROPERTIES TRUST


                                     By: /s/ John G. Murray
                                        -------------------------------
                                        Its: Treasurer
                                            --------------------------

   The undersigned hereby acknowledges and agrees to be bound by the provisions of Section 12.13.
   -------------


                           CHICAGO TITLE INSURANCE COMPANY


                           By: /s/ Douglas J. Mathis
                              ----------------------------------
                              Its: Resident Vice President
                                  ----------------------------


       The undersigned hereby guarantees full performance of all of the obligations of HMH Properties, Inc. under the foregoing Agreement.

                           HOST MARRIOTT CORPORATION


                           By: /s/ P.J. Murch
                              -------------------------------
                              Its: Assistant Secretary
                                  --------------------------

                                   Schedule A
                                   ----------

            Allocable Purchase Prices of Properties and Designations
            --------------------------------------------------------

                              [See attached copy.]

                           Schedule B-1 through B-18
                           -------------------------

                        Legal Descriptions of Properties
                        --------------------------------

                             [See attached copies.]

                                   Schedule C
                                   ----------

                         Form of Surveyor's Certificate
                         ------------------------------

                              [See attached copy.]

                                   Schedule D
                                   ----------

                             Management Agreements
                             ---------------------

                              [See attached copy.]

                                   Schedule E
                                   ----------

                              Operating Statements
                              --------------------

                              [See attached copy.]

                                   Schedule F
                                   ----------

                              FF&E Reserve Amounts
                              --------------------

                              [See attached copy.]